As filed with the Securities and Exchange Commission on December 29, 1999

                   Registration No. 333-91647

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-4

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
              ____________________________________
                   JEFFERSON-PILOT CORPORATION
     (Exact name of registrant as specified in its charter)

         North Carolina               6311                56-0896180
        (State or other        (Primary Standard       (I.R.S. Employer
        jurisdiction of            Industrial
        incorporation or      Classification Code   Identification Number)
         organization)              Number)

                     100 North Greene Street
                Greensboro, North Carolina 27401
                         (336) 691-3691
(Name, Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)
               __________________________________

                         Robert A. Reed
     Vice President, Secretary and Associate General Counsel
                   Jefferson-Pilot Corporation
                     100 North Greene Street
                Greensboro, North Carolina  27401
                         (336) 691-3375
(Name, Address, Including Zip Code, and Telephone Number, Including
                Area Code, of Agent For Service)
              ____________________________________

                           Copies to:

                      E. WILLIAM BATES, II
                         King & Spalding
                   1185 Avenue of the Americas
                    New York, New York 10036
                         (212) 556-2100
              ____________________________________

Approximate date of commencement of proposed sale to the public:   Not
applicable.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ____

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

                                    -1-

                        EXPLANATORY NOTE

    On November 24, 1999, Jefferson-Pilot Corporation ("Jefferson
Pilot") filed a Registration Statement on Form S-4 (Registration No. 333-91647) (the "Registration Statement") under the Securities Act of 1933, as amended, to register shares of Jefferson Pilot common stock to be issued to stockholders of The Guarantee Life Companies Inc. ("Guarantee") in connection with Jefferson Pilot's acquisition of Guarantee (the "Merger") pursuant to the Amended and Restated Agreement and Plan of Merger among Jefferson Pilot, Guarantee and LG Merger Corp., dated as of September 19, 1999, as amended and restated as of October 14, 1999 (the "Merger Agreement"). The SEC declared the Registration Statement effective on November 24, 1999.

    Jefferson Pilot has elected to pay the consideration for the Merger in cash rather than shares of Jefferson Pilot common stock, in accordance with the provisions of the Merger Agreement. Accordingly, Jefferson Pilot hereby removes from registration all of the shares of Jefferson Pilot common stock that were registered pursuant to the Registration Statement.

                                    -2-


                           SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, state of North Carolina, on December 29, 1999.


                                        Jefferson-Pilot Corporation
                                             (Registrant)


                                        By /s/   Robert A. Reed
                                        (Robert A. Reed, Vice President
                                        and Secretary)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on December 29, 1999.

Signature                          Title


        *
David A. Stonecipher               Chairman of the Board,
                                   President and Chief Executive
                                   Officer
                                   (Principal Executive Officer)

        *
Dennis R. Glass                    Executive Vice President, Chief
                                   Financial Officer and Treasurer
                                   (Principal Financial Officer)

        *
Reggie D. Adamson                  Senior Vice President  -
                                   Finance (Principal Accounting
                                   Officer)

        *
Edwin B. Borden                    Director

        *
Dr. William H. Cunningham          Director

        *
Robert G. Greer                    Director

        *
George W. Henderson, III           Director

        *
E.S. Melvin                        Director

        *
Kenneth C. Mlekush                 Director

        *
William Porter Payne               Director


        *
Patrick S. Pittard                 Director


        *
Donald S. Russell, Jr.             Director




*  Pursuant to a Power of Attorney


BY /s/   Robert A. Reed
   Robert A. Reed, Attorney-in-Fact